UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 17, 2009

FIRSTGOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3108 Ponte Morino Drive, Suite 210 Cameron Park, CA	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 677-5974

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 17, 2009  one of Firstgold Corp’s two primary lenders, Platinum Partners Long Term Growth, LLC, filed a Complaint and Applications in the Second Judicial District Court in the County of Washoe, Nevada seeking, among other things,  to have a receiver appointed to oversee the Company’s operations and assets. A hearing on the matter is scheduled for July 8, 2009 at which time a receiver could be appointed unless the matter is resolved in some other manner which could include the Company filing for bankruptcy protection.

Firstgold Corp. has received letters from its two primary lenders, Platinum Partners Long Term Growth, LLC and Lakewood Group, LLC, asserting various claims against Firstgold and certain of its officers and employees. Among the asserted claims were claims of fraud, misrepresentation, breach of fiduciary duty and breach of contract. The letters provided no facts to support the allegations nor did the letters state the nature or extent of damages being sought. Firstgold and its management categorically deny these allegations and maintain that they are without merit. Firstgold and its management will vigorously defend any action which may be filed by these lenders based on the above referenced allegations.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1           Press Release dated June 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTGOLD CORP.

Date: June 19, 2009	By:	/s/ Stephen Akerfeldt
Stephen Akerfeldt, Chief Executive Officer